Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-99407, 333-58730, 333-105754, 333-106737, and 333-114438) and in the Registration Statements on Form S-8 (No. 333-60544, 333-60536, 333-60546, 333-60548, 333-60542, and 333-103292) of White Electronic Designs Corporation of our report dated December 14, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
December 16, 2004